Exhibit 10.1

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (this “Agreement”) effective as of ________  __, 2015 (the “Effective Time”), between Majesco Entertainment Company, a Delaware corporation (the “Company”), and the Lead Investor signatory hereto (the “Lead Investor”), designated pursuant to that certain Subscription Agreement dated as of December 17, 2014 (the “Subscription Agreement”), as amended by that certain Notice Acknowledgement and Joinder Agreement dated as of February 20, 2015           pursuant to which Lead Investor  hereby consents to certain waivers and modifications to the Subscription Agreement and the Transaction Documents. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.  Except as specifically agreed to, waived or consented to herein, the terms of the Transaction Documents shall remain in full force and effect.

RECITALS

WHEREAS, the Company and certain investors (the “Buyers”) entered into the Subscription Agreement on December 17, 2014 pursuant to which the Company sold and the Buyers signatory thereto purchased units of the Company’s securities (the “Units”) with each Unit consisting of shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the Subscription Agreement; and

        WHEREAS, the Company and the Buyers entered into the Escrow Agreement with the Escrow Agent under which the Escrow Agent holds cash and the Company and Buyers entered into the Securities Escrow Agreement under which the Securities Escrow Agent holds Securities, purchased by the Buyers, subject to the satisfaction or waiver, of certain conditions contained therein; and

WHEREAS, on April 30, 2015 the Buyers and the Company retired the Warrants; and

WHEREAS, the Lead Investor desires to approve the Subsequent Escrow Release, upon the satisfaction and performance by the Company of certain conditions, as set forth herein;

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound hereby:

1) Subsequent Escrow Release.   Pursuant to Article 5 of the Subscription Agreement, Lead Investor hereby certifies and affirms that the Lead Investor has approved the Subsequent Escrow Release effective immediately upon the satisfaction of the Subsequent Escrow Release Conditions.  Company agrees to use its best efforts to satisfy the Subsequent Escrow Conditions on or prior to October 1, 2015, or as soon thereafter as is practicable.

2) Subsequent Escrow Release Conditions.  As used herein, Subsequent Escrow Release Conditions, as may be amended or waived by the Lead Investor, shall mean:

(a)
The Company shall increase the size of the Board of Directors to six directors who shall consist of Barry Honig, Michael Brauser, Edward Karr, David Rector, Andrew Kaplan, and Mohit Bhansali (provided such persons shall have consented in writing to serve and shall otherwise be deemed acceptable to the Lead Investor and satisfaction of other routine conditions for acceptance imposed by the Company such as completion of background checks and submission of completed director and officer questionnaires);

(b)	NASDAQ shall have approved such persons as directors and Michael Brauser, Edward Karr, Andrew Kaplan and Mohit Bhansali shall be approved by NASDAQ as independent directors of the Company;

(c)	Barry Honig shall be appointed Chairman and Chief Executive Officer in accordance with the by-laws of the Company;

(d)	John Stetson shall be appointed Chief Financial Officer (Principal Accounting Officer) and Executive Vice President of the Company;

(e)
The Company shall offer and exchange Series C Warrants for common stock of the Company on the basis of .4 shares of Company common stock for each share of common stock into which the Series C Warrant is presently exercisable in a transaction exempt under Section 3(a)(9) of the Securities Act of 1933, as amended; and

(f)
The Company shall have satisfied such additional requirements of the Lead Investor in order to effectuate the intent and purposes of the foregoing subparagraphs (a) – (e) and obtained the consents and approval of any third-party or governmental authority or NASDAQ reasonably required therefor.

3) Independent Nature of Purchaser's Obligations and Rights.  The obligations of the Lead Investor and rights of any Buyer under this Agreement or any other Transaction Document are several and not joint with the obligations of Lead Investor or such Buyer, and the Lead Investor shall not be responsible in any way for the performance of the obligations of any Buyer under any Transaction Document.  Nothing contained herein or in any Agreement or any other Transaction Document, and no action taken by the Lead Investor or any Buyer pursuant hereto, shall be deemed to constitute the Lead Investor, Buyer or Company as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lead Investor and any Buyer are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, or any Transaction Document, and the Company acknowledges that the Lead Investor and Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document.  The Company and the Lead Investor confirm that the Lead Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors and independent of the Company’s counsel and advisors.  The Lead Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any Transaction Documents, and it shall not be necessary for any Buyer to be joined as an additional party in any proceeding for such purpose.

4) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5) Non-Public Information.  The Company acknowledges and agrees that the amendments, waivers and consents contemplated hereby do not constitute material modifications to the Transaction Documents and consequently, the Company shall have disclosed all material, non-public information (if any) provided to the Lead Investor by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby and by the Transaction Documents.  The Company shall within three (3) Trading Days of the date hereof file a Current Report on Form 8-K disclosing this Agreement and the appointments effectuated by the Subsequent Release Conditions hereof.

6) Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

9) Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

10) Scope.  Except as explicitly set forth herein, the Transaction Documents remain unmodified and in full force and effect.

11) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Subscription Agreement.

13) Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONSENT OR ANY TRANSACTION CONTEMPLATED HEREBY

 [Signatures appear on following page.]

IN WITNESS WHEREOF, the Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: MAJESCO ENTERTAINMENT COMPANY
By:__________________________ Name: Title:

IN WITNESS WHEREOF, the Lead Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

LEAD INVESTOR: SOUTHERN BIOTECH, INC. __________________________________ By: Barry Honig, President